UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2020

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55721	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In a letter of intent executed on August 30, 2020, Tautachrome Inc. (“Tautachrome” or the “Company”) and the Arizona corporation Arknet Inc (“AI”) have agreed to pursue a definitive agreement (the “Agreement”) whereby

•         Upon the date of closing of the Agreement (the “Closing Date”) AI will convert all of the interest bearing Tautachrome convertible promissory notes (the “Notes”) of which it is currently a holder, accepting under the conversion a new series of convertible Tautachrome preferred shares designated Series F Preferred shares (“F Shares”) in place of the Tautachrome common shares provided under the terms of the Notes and wherein the number of F Shares received at closing will be convertible into the number of common shares that would have been received if all the Notes had been converted into common shares on the Closing Date.

Execution of this definitive agreement would strengthen Tautachrome’s balance sheet by eliminating approximately $635,000 in convertible debt from cash loans made to the Company and terminating the interest collecting on the Notes, and with no near term effect on the common shares.

AI is a private Arizona technology holding corporation that owns the Arknet technology under license to Tautachrome. AI’s only director and only officer is Timothy Dohse of Flagstaff, Arizona. Tautachrome directors Jon Leonard and David LaMountain together own a majority of the shares of AI.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: August 31, 2020	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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